SUMMARY OF PRINCIPAL TERMS OF ORAL AGREEMENT BY AND BETWEEN
RICHARD OWEN AND FREZER INC. Dated December 1, 2005

1.

Richard Owen shall create for and submit to Frezer, Inc. four graphic designs for use in company brochures.

2.

Richard Owen shall create for and submit to Frezer, Inc. four graphic designs, five html documents and four graphic files (jpeg or GIF) for use in company website(s).

3.

Richard Owen shall assist  Frezer Inc. in trade show planning, specifically designing and printing exhibit material, identify appropriate industry trade shows and coordinate exhibit space.

4.

All graphic designs, html documents and graphic files created by Richard Owen pursuant to this agreement shall become the property of Frezer, Inc.

5.

As consideration to Richard Owen for entering into this agreement, Frezer Inc. Richard Owen shall receive 57,916 shares of common stock valued at $11,187.

6.

A legend shall be placed on the certificate that evidences the shares of common stock issued to Richard Owen pursuant to this agreement stating that the shares of common stock have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the shares of common stock.

7.

There is no risk of forfeiture of the shares by Mr. Owen in the event that any or none of the work created by Richard Owen is not utilized by Frezer, Inc.